Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-3) of United Security Bancshares, Inc. pertaining to the Employee Stock Ownership Plan (with 401(k) provisions) of our report dated March 6, 2003, with respect to the consolidated financial statements of United Security Bancshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Birmingham, Alabama

January 27, 2004